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                                                                EXHIBIT 23.1
                           Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Vaughn Communications, Inc. 1995 Stock Option Plan of our report dated March 31, 1997 with respect to the consolidated financial statements and schedule of Vaughn Communications, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1997, filed with the Securities and Exchange Commission.


                                  /s/ Ernst & Young LLP


Minneapolis, Minnesota
June 23, 1997